                         LIMITED POWER OF ATTORNEY

Know all men by these presents that Mark F. Vassallo does hereby make, constitute and appoint Lori Forlano as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity and as a member of any limited liability company or as a partner of any partnership for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to: (i) Sections 13(d),
13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), including without limitation, Schedule 13D, Schedule 13G, statements on Form 3 and Form 4, (ii) Form 13H and (iii) in connection with any applications for
EDGAR access codes, including without limitation the Form ID.

                                        By:   /s/ Mark F. Vassallo
                                              ----------------------------------
                                              Name:     Mark F. Vassallo
                                              Date:  July 1, 2014